Exhibit 15.1

KPMG	KPMG Auditores Independentes
Av. Almirante Barroso, 52 — 4°
	20031-000 — Rio de Janeiro, RJ — Brasil	Central Tel 55 (21) 2515-9400
	Caixa Postal 2888	Fax 55 (21) 3515-9000
	20001-970 — Rio de Janeiro, RJ — Brasil	Internet www.kpmg.com.br
To
Petróleo Brasileiro S.A.—Petrobras
Rio de Janeiro, Brazil
October 21, 2009
With respect to the registration statement on Form F-3 (333-139459), we acknowledge our awareness of the incorporation by reference therein of our report dated September 9, 2009, related to our review of interim financial information of Petróleo Brasileiro S.A.—Petrobras.
Pursuant to Rule 436 under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes
Rio de Janeiro, Brazil